UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2009, Digital Realty Trust, Inc. (the “Company”) entered into, as sole general partner of Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), an Eighth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. (the “Partnership Agreement”). The Partnership Agreement amends and restates the Seventh Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., dated as of February 6, 2008, in order to make technical revisions to the allocations of net income and net losses of the Operating Partnership so that they more closely track cash distributions. The revisions to such allocations shall apply to the Company and to the limited partners of the Operating Partnership who consent or are deemed to consent to the amendment.

The Partnership Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Eighth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
General Counsel and Assistant Secretary

Date: April 7, 2009

EXHIBITS

Exhibit Number	Description

10.1	Eighth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.